EXHIBIT 2.1





          Clifton R. Jessup, Jr.
          Bruce H. White
          DIXON & DIXON LTD., L.L.P.
          2500 Fountain Place
          1445 Ross Avenue
          Dallas, Texas 75202
          Telephone: (214) 754-0155
          FAX: (214) 754-0704

                And

          J. Scott Bovitz (#93548)
          Of Counsel
          DIXON & DIXON LTD., L.L.P.
          333 S. Grand Avenue, Suite 2000
          Los Angeles, California 90071-1524
          Telephone: (213) 346-8310
          FAX: (213) 620-1811

          Attorneys for Debtor
          and Debtor in Possession


                            UNITED STATES BANKRUPTCY COURT
                            CENTRAL DISTRICT OF CALIFORNIA
                                  SANTA ANA DIVISION

          In re                           )  Case No. SA 94-19491-JR
                                          )
          CALIFORNIA SEVEN ASSOCIATES     )  Chapter 11
          LIMITED PARTNERSHIP, a          )
          California Limited Partnership, )  PLAN OF REORGANIZATION
                                          )  UNDER CHAPTER 11 OF THE
                   Debtor.                )  BANKRUPTCY CODE PROPOSED
                                          )  BY THE DEBTOR DATED
          Employer Tax I.D. #94-2970056   )  MARCH 16, 1995
                                          )
                                          )  Date:  [TO BE SET]
                                          )  Time:  [TO BE SET]
                                          )  Place: Courtroom 606
                                          )         34 Civic Center Plaza
                                          )         Santa Ana, CA  92701
                                          )

                    PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE
                           BANKRUPTCY CODE PROPOSED BY THE
                             DEBTOR DATED MARCH 16, 1995


                                  TABLE OF CONTENTS

                                                                    PAGE

          ARTICLE I - DEFINITIONS AND INTERPRETATION. . . . . . . .    1

          A.  Terms Defined in this Plan. . . . . . . . . . . . . .    1

              1.01   Acceptance . . . . . . . . . . . . . . . . . .    1
              1.02   Administrative Claim . . . . . . . . . . . . .    2
              1.03   Administrative Convenience Claim . . . . . . .    2
              1.04   Administrative Convenience Class . . . . . . .    2
              1.05   Affiliate. . . . . . . . . . . . . . . . . . .    2
              1.06   Allowed Administrative Claim . . . . . . . . .    3
              1.07   Allowed Amount . . . . . . . . . . . . . . . .    3
              1.08   Allowed Claim. . . . . . . . . . . . . . . . .    3
              1.09   Allowed Interest . . . . . . . . . . . . . . .    4
              1.10   Bankruptcy Code or Code. . . . . . . . . . . .    4
              1.11   Bankruptcy Court or Court. . . . . . . . . . .    4
              1.12   Bankruptcy Rules . . . . . . . . . . . . . . .    4
              1.13   Bar Date . . . . . . . . . . . . . . . . . . .    5
              1.14   Business Day . . . . . . . . . . . . . . . . .    5
              1.15   CAL 7. . . . . . . . . . . . . . . . . . . . .    5
              1.16   Case . . . . . . . . . . . . . . . . . . . . .    5
              1.17   Cash . . . . . . . . . . . . . . . . . . . . .    5
              1.18   Chapter 5 Causes of Action . . . . . . . . . .    5





              1.19   Chapter 5 Recoveries . . . . . . . . . . . . .    6
              1.20   Chapter 11 . . . . . . . . . . . . . . . . . .    6
              1.21   Claim. . . . . . . . . . . . . . . . . . . . .    6
              1.22   Claimant . . . . . . . . . . . . . . . . . . .    6
              1.23   Class. . . . . . . . . . . . . . . . . . . . .    6
              1.24   Collateral . . . . . . . . . . . . . . . . . .    7
              1.25   Confirmation . . . . . . . . . . . . . . . . .    7
              1.26   Confirmation Date. . . . . . . . . . . . . . .    7
              1.27   Confirmation Order . . . . . . . . . . . . . .    7
              1.28   Congen . . . . . . . . . . . . . . . . . . . .    7
              1.29   Congen Claim . . . . . . . . . . . . . . . . .    7
              1.30   Creditor . . . . . . . . . . . . . . . . . . .    7
              1.31   Creditors' Committee . . . . . . . . . . . . .    7
              1.32   Debtor . . . . . . . . . . . . . . . . . . . .    7
              1.33   Debtor's Financial Projections . . . . . . . .    8
              1.34   Designee . . . . . . . . . . . . . . . . . . .    8
              1.35   Disallowed Claim . . . . . . . . . . . . . . .    8
              1.36   Disclosure Statement . . . . . . . . . . . . .    8


                                         (i)










                                                                     PAGE


              1.37   Disputed Claim . . . . . . . . . . . . . . . .    8
              1.38   Disputed Interest. . . . . . . . . . . . . . .    9
              1.39   District Court . . . . . . . . . . . . . . . .   10
              1.40   Effective Date . . . . . . . . . . . . . . . .   10
              1.41   Entity . . . . . . . . . . . . . . . . . . . .   10
              1.42   Estate . . . . . . . . . . . . . . . . . . . .   10
              1.43   Executory Contracts. . . . . . . . . . . . . .   10
              1.44   Face Amount. . . . . . . . . . . . . . . . . .   11
              1.45   Fee Application. . . . . . . . . . . . . . . .   11
              1.46   File or Filed. . . . . . . . . . . . . . . . .   11
              1.47   Filing Date. . . . . . . . . . . . . . . . . .   11
              1.48   Final Order. . . . . . . . . . . . . . . . . .   11
              1.49   Fiscal Year. . . . . . . . . . . . . . . . . .   11
              1.50   General Partner. . . . . . . . . . . . . . . .   11
              1.51   Insurance Policy . . . . . . . . . . . . . . .   12
              1.52   Insured Claim. . . . . . . . . . . . . . . . .   12
              1.53   Insurers . . . . . . . . . . . . . . . . . . .   12
              1.54   Interest . . . . . . . . . . . . . . . . . . .   12
              1.55   LIBOR. . . . . . . . . . . . . . . . . . . . .   12
              1.56   Maxim. . . . . . . . . . . . . . . . . . . . .   13





              1.57   Maxim Management Agreement . . . . . . . . . .   13
              1.58   Objection Deadline . . . . . . . . . . . . . .   13
              1.59   Operating Properties . . . . . . . . . . . . .   13
              1.60   Other Priority Claims. . . . . . . . . . . . .   14
              1.61   Partnership Units. . . . . . . . . . . . . . .   14
              1.62   Plan . . . . . . . . . . . . . . . . . . . . .   14
              1.63   Plan Proponent . . . . . . . . . . . . . . . .   14
              1.64   Professional Persons . . . . . . . . . . . . .   14
              1.65   Properties . . . . . . . . . . . . . . . . . .   14
              1.66   Pro Rata . . . . . . . . . . . . . . . . . . .   14
              1.67   R&B. . . . . . . . . . . . . . . . . . . . . .   15
              1.68   R&B Management Agreements. . . . . . . . . . .   15
              1.69   Reorganized Debtor . . . . . . . . . . . . . .   15
              1.70   Schedules. . . . . . . . . . . . . . . . . . .   16
              1.71   Secured Claim. . . . . . . . . . . . . . . . .   16
              1.72   Sherman Oaks . . . . . . . . . . . . . . . . .   16
              1.73   Tax Claim. . . . . . . . . . . . . . . . . . .   16
              1.74   Term of the Plan . . . . . . . . . . . . . . .   16
              1.75   Trade Claimants. . . . . . . . . . . . . . . .   16
              1.76   Travelers. . . . . . . . . . . . . . . . . . .   17
              1.77   Travelers Secured Claim. . . . . . . . . . . .   17
              1.78   Unclaimed Property . . . . . . . . . . . . . .   17
              1.79   Unsecured Claim. . . . . . . . . . . . . . . .   18

          B.  Interpretation, Rules of Construction and Other Terms   18

          ARTICLE II - CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS  19

              2.01   Division of Claims . . . . . . . . . . . . . .   19
              2.02   Administrative Claims and Priority Tax Claims.   19
              2.03   Allowed Claims and Interests . . . . . . . . .   20


                                         (ii)









                                                                     PAGE


              2.04   Classification of Claims and Interests . . . .   20
                     (a) Class 1. . . . . . . . . . . . . . . . . .   20
                     (b) Class 2. . . . . . . . . . . . . . . . . .   20
                     (c) Class 3. . . . . . . . . . . . . . . . . .   20
                     (d) Class 4. . . . . . . . . . . . . . . . . .   20
                     (e) Class 5. . . . . . . . . . . . . . . . . .   20
                     (f) Class 6. . . . . . . . . . . . . . . . . .   20
                     (g) Class 7. . . . . . . . . . . . . . . . . .   21





                     (h) Class 8. . . . . . . . . . . . . . . . . .   21
                     (i) Class 9. . . . . . . . . . . . . . . . . .   21

          ARTICLE III - IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS
                         AND EQUITY INTERESTS . . . . . . . . . . .   21

              3.01   Unimpaired Classes of Claims and Interests . .   21
              3.02   Impaired Classes of Claims and Equity
                         Interests. . . . . . . . . . . . . . . . .   21

          ARTICLE IV - TREATMENT OF CERTAIN UNCLASSIFIED ADMINISTRATIVE,
                         STATUTORY FEES AND TAX CLAIMS. . . . . . .   22

              4.01   Administrative Claims. . . . . . . . . . . . .   22
                     (a) Allowed Administrative Claims Against
                             the Debtor . . . . . . . . . . . . . .   22
                     (b) Bar Date for Filing Applications for
                             Allowance and Payment of Administrative
                             Expense Claims . . . . . . . . . . . .   22
              4.02   Payment of Statutory Fees. . . . . . . . . . .   23
              4.03   Tax Claims . . . . . . . . . . . . . . . . . .   23
              4.04   Disallowance of Certain Interest and Penalties
                         on Tax Claims. . . . . . . . . . . . . . .   24
              4.05   Disallowance of Special Taxes. . . . . . . . .   24

          ARTICLE V - TREATMENT OF UNIMPAIRED CLASSES . . . . . . .   25

              5.01   Class 4 Claims . . . . . . . . . . . . . . . .   25
              5.02   Class 7 Claims . . . . . . . . . . . . . . . .   25

          ARTICLE VI - TREATMENT OF CLASSES IMPAIRED UNDER THE PLAN   25

              6.01   Class 1 Claims . . . . . . . . . . . . . . . .   25
              6.02   Class 2 Claims . . . . . . . . . . . . . . . .   28
              6.03   Class 3 Claims . . . . . . . . . . . . . . . .   28
              6.04   Class 5 Claims . . . . . . . . . . . . . . . .   29
              6.05   Class 6 Claims . . . . . . . . . . . . . . . .   29
              6.06   Class 8 Claims . . . . . . . . . . . . . . . .   29
              6.07   Class 9 Interests. . . . . . . . . . . . . . .   29

          ARTICLE VII - MEANS FOR EXECUTION OF PLAN AND CONDITIONS
                         TO PLAN BECOMING EFFECTIVE . . . . . . . .   30

              7.01   Partnership Structure. . . . . . . . . . . . .   30

                                        (iii)













                                                                     PAGE

              7.02   Conditions to Plan Becoming Effective and
                         Events to Occur on the Effective Date  . .   30
              7.03   Repair of Sherman Oaks . . . . . . . . . . . .   30
              7.04   Vesting of Assets in Reorganized Debtor. . . .   31
              7.05   The Reorganized Debtor's Obligations Under
                         the Plan . . . . . . . . . . . . . . . . .   32
              7.06   Unclaimed Property . . . . . . . . . . . . . .   32
              7.07   Implementation of Plan Under State Partnership
                         Law. . . . . . . . . . . . . . . . . . . .   33

          ARTICLE VIII - PROVISIONS GOVERNING DISTRIBUTIONS . . . .   34

              8.01   Distributions by Reorganized Debtor. . . . . .   34
              8.02   Date of Distributions for Claims Allowed as of
                         the Effective Date . . . . . . . . . . . .   34
              8.03   Delivery of Distributions. . . . . . . . . . .   35
                     (a) General. . . . . . . . . . . . . . . . . .   35
                     (b) Means of Cash Payments. . . . . . . . .  .   36
                     (c) De Minimis Cash Distributions. . . . . . .   36
              8.04   Setoff . . . . . . . . . . . . . . . . . . . .   36

          ARTICLE IX - EXECUTORY CONTRACTS. . . . . . . . . . . . .   37

              9.01   Assumption, Rejection and Assignment of
                         Executory Contracts. . . . . . . . . . . .   37
                     (a) Executory Contracts. . . . . . . . . . . .   37
                     (b) Assumption of Residential Tenant Real
                             Estate Leases. . . . . . . . . . . . .   37
                     (c) Management Agreements. . . . . . . . . . .   37
                     (d) Payment of Cure Amounts. . . . . . . . . .   38
                     (e) Remaining Executory Contracts and Leases .   38
                     (f) Rejected Executory Contracts and
                             Proofs of Claim. . . . . . . . . . . .   39

          ARTICLE X - COMPOSITION OF GENERAL PARTNER AND
                         POSTCONFIRMATION MANAGEMENT. . . . . . . .   40

              10.01  General Partner. . . . . . . . . . . . . . . .   40
              10.02  Management . . . . . . . . . . . . . . . . . .   41
                     (a) Maxim Management Agreement . . . . . . . .   41
                     (b) R&B Management Agreement . . . . . . . . .   41

          ARTICLE XI - PROVISIONS FOR THE RETENTION, ENFORCEMENT,
                         SETTLEMENT OR ADJUSTMENT OF CLAIMS
                         BELONGING TO THE DEBTOR OR TO THE ESTATE .   42

              11.01  Preservation and Handling of Claims. . . . . .   42
              11.02  Prosecution of Objections to Claims. . . . . .   42
              11.03  Authority to Prosecute Objections. . . . . . .   43









                                         (iv)









                                                                     PAGE

              11.04  Treatment of Disputed Claims . . . . . . . . .   43
                     (a) Payments on Account of Disputed Claims . .   43
                     (b) Disputed Claims Reserves Distributions on
                         Account of Disputed Claims, Once Allowed .   43

          ARTICLE XII - MISCELLANEOUS . . . . . . . . . . . . . . .   44

              12.01  Discharge. . . . . . . . . . . . . . . . . . .   44
              12.02  Revesting. . . . . . . . . . . . . . . . . . .   45
              12.03  Termination. . . . . . . . . . . . . . . . . .   46
              12.04  Injunction . . . . . . . . . . . . . . . . . .   46
              12.05  Term of Injunctions or Stays . . . . . . . . .   47
              12.06  Jurisdiction Retained. . . . . . . . . . . . .   48
              12.07  Exculpation. . . . . . . . . . . . . . . . . .   50
              12.08  Nonwaiver. . . . . . . . . . . . . . . . . . .   50
              12.09  Successors and Assigns . . . . . . . . . . . .   51
              12.10  Modification of the Plan . . . . . . . . . . .   51
              12.11  Payment Dates. . . . . . . . . . . . . . . . .   52
              12.12  Notices. . . . . . . . . . . . . . . . . . . .   52
              12.13  Governing Law. . . . . . . . . . . . . . . . .   52
              12.14  Severability . . . . . . . . . . . . . . . . .   53

          ARTICLE XIII - CONFIRMABILITY OF THE PLAN AND CRAMDOWN. .   53

              13.01  Cramdown . . . . . . . . . . . . . . . . . . .   53

                                       EXHIBITS

          EXHIBIT "A" - Debtor's Financial Projections

          EXHIBIT "B" - Rejected Executory Contracts

          EXHIBIT "C" - Limited Partnership Agreement
























                                         (v)
          6233C/10566.9


                California Seven Associates Limited Partnership, a

          California Limited Partnership, the Debtor and Debtor in

          Possession in the above-captioned Chapter\11 case, proposes the following Plan of Reorganization (the "Plan") pursuant to

          11\U.S.C. \1121(a).

                Reference is made to the Disclosure Statement filed by

          the Proponent on or about March 17, 1995, which discusses

          CAL\7, and its history, business, management, Properties,

          financial information and results of operations.  The

          Disclosure Statement also contains a summary and analysis of this Plan.  Creditors are urged to consult the Disclosure

          Statement before voting to accept or reject this Plan.

                NO SOLICITATION MATERIALS OTHER THAN THE DISCLOSURE

          STATEMENT AND RELATED MATERIALS TRANSMITTED HEREWITH AND

          APPROVED BY THE BANKRUPTCY COURT HAVE BEEN AUTHORIZED BY THE

          BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR

          REJECTIONS OF THIS PLAN.

                                      ARTICLE I





                            DEFINITIONS AND INTERPRETATION

          A.    TERMS DEFINED IN THIS PLAN

                In addition to such other terms as are defined in other

          sections of the Plan, the following capitalized terms shall have the following meanings:

                1.01.     "Acceptance" shall have the same meaning

          contained in Section 1126 of the Bankruptcy Code (11 U.S.C.

          \1126) and requires that holders of a Class of Claims against




                                           1
          6159C/10566.9









          the Debtor accept this Plan by at least two thirds in dollar amount and more than one half in number of such Class of Claims.

                1.02.     "Administrative Claim" shall mean a Claim for

          any cost or expense of administration in connection with this

          Case of a kind specified in Section 364(c)(1) of the Bankruptcy

          Code (11 U.S.C. \364(c)(1)) or in Section 503(b) of the

          Bankruptcy Code (11 U.S.C. \503(b)) and referred to in Section

          507(a)(1) of the Bankruptcy Code (11 U.S.C. \507(a)(1)),

          including without limitation, the actual, necessary costs and expenses of preserving the Estate and of operating the business of the Debtor, including wages, salaries, commissions or any other compensation for services rendered after the commencement of the bankruptcy Case, compensation for legal or other

          services and reimbursement of costs and expenses under Sections

          330(a) or 331 of the Bankruptcy Code (11 U.S.C. \330(a) or

          331) or otherwise allowed by the Court, and all fees and

          charges assessed against the Estate under Chapter 123,

          Title\28, United States Code (28 U.S.C. \1911 et seq.).

                1.03.     "Administrative Convenience Claim" shall mean

          the Unsecured Claim in the amount of $1000 or less, or an

          Unsecured Claim voluntarily reduced to $1000 by the election of the holder of the Unsecured Claim.

                1.04.     "Administrative Convenience Class" shall mean

          all Unsecured Creditors of the Debtor with Claims of $1000 or less or Claims voluntarily reduced to $1000.

                1.05.     "Affiliate" shall have the same meaning as




                                           2
          6159C/10566.9









          such term is defined in Section 101(2) of the Bankruptcy Code

          (11 U.S.C. \101(2)).

                1.06.     "Allowed Administrative Claim" shall mean all

          or that portion of any Administrative Claim which has been allowed by a Final Order of the Bankruptcy Court or is

          otherwise allowed under relevant provisions of the Bankruptcy





          Code or is expressly designated an Allowed Administrative

          Expense Claim under this Plan.

                1.07.     "Allowed Amount" shall mean the dollar amount

          of an Allowed Claim or Allowed Interest.

                1.08.     "Allowed Claim" shall mean a Claim, whether or

          not complete evidence of such Claim is set forth in an

          applicable Proof of Claim or in this Plan, other than an

          Administrative Claim, that:

                     (a)  either

                          (1)  is scheduled by the Debtor pursuant to the

                      Bankruptcy Code, other than a Claim scheduled as

                      disputed, contingent or unliquidated, or

                          (2)  proof of which has been timely filed with

                      the Court pursuant to the Bankruptcy Code or any

                      order of the Court, or later filed with leave of

                      the Court after notice and a hearing; and

                     (b)  either

                          (1)  no objection to the allowance of which or

                      a motion to expunge has been interposed before any






                                           3
          6159C/10566.9













                     final date for the filing of such objections or

                     motions set forth in the Confirmation Order, or

                          (2)  any objection to the allowance of which or

                      a motion to expunge has been overruled by a Final

                      Order, or

                          (3)  which has otherwise been allowed by a

                      Final Order or designated as an Allowed Claim

                      under this Plan.

                1.09.     "Allowed Interest" shall mean an Interest in

          the partnership of the Debtor, held either by the General

          Partner or by Limited Partners, and either that is not a

          Disputed Interest or that has been allowed by a Final Order.

                1.10.     "Bankruptcy Code" or "Code" shall mean the

          Bankruptcy Reform Act of 1978, as subsequently amended,

          principally codified at 11 U.S.C. \101, et seq.

                1.11.     "Bankruptcy Court" or "Court" shall mean the

          United States Bankruptcy Court for the Central District of

          California (Santa Ana Division), or, if such court ceases to have jurisdiction over the Case, such court or adjunct thereof that exercises jurisdiction over the Case in lieu of the

          Bankruptcy Court for the Central District of California, having jurisdiction over the Case.

                1.12.     "Bankruptcy Rules" shall mean the Federal Rules

          of Bankruptcy Procedure promulgated by the United States

          Supreme Court pursuant to Section 2075 of Title 28, United

          States Code, and, where appropriate, the Local Bankruptcy Rules






                                           4
          6159C/10566.9









          for the United States Bankruptcy Court for the Central District

          of California to the extent applicable in this Case.

                1.13.     "Bar Date" shall mean January 30, 1995, the

          date set by the Court for filing a proof of Claim or Interest in this Case.

                1.14.     "Business Day" shall mean any day except

          Saturday, Sunday or any other day on which the law authorizes commercial banks in the City of Santa Ana, California, to be closed.

                1.15.     "CAL 7" shall mean California Seven Associates

          Limited Partnership, a California Limited Partnership, the

          Debtor and Debtor in possession in the above-captioned case.

                1.16.     "Case" shall mean the Chapter 11 case commenced

          in the Court by the Debtor on the Petition Date.

                1.17.     "Cash" shall mean cash and cash equivalents

          which evidence immediately available funds.

                1.18.     "Chapter 5 Causes of Action" shall mean all

          claims of the Debtor and Reorganized Debtor against any and all third parties, including without limitation, claims for the recovery of (a)\transfers of cash, offsets, debt forgiveness and other types or kinds of property, or the value thereof,

          recoverable exclusively pursuant to Sections 544, 545, 547,





          548, 549, 550 and 553 of the Code; (b)\damages, general or exemplary or both relating to or based upon (1)\fraud,

          negligence, gross negligence, willful misconduct, or any tort






                                           5
          6159C/10566.9









          actions, (2)\violations of Federal or State securities laws,

          (3)\violations of applicable corporate laws, (4)\breaches of fiduciary or agency duties, (5)\breaches of causes of action based upon alter ego or other liability theories; (c)\damages based upon any other claim of the Debtor, to the extent not specifically compromised or released pursuant to the Plan or an agreement referred to, or incorporated into, the Plan or Final

          Order entered after notice and opportunity for hearing; (d)\any claims of the Debtor for equitable subordination under Section

          510(c) of the Code or under other applicable laws; and (e)\all unresolved objections to any Disputed Claims.

                1.19.     "Chapter 5 Recoveries" shall mean the rights of

          the Debtor or any assignee to any proceeds from (a)\any award,

          judgment or other determination rendered or made in favor of the Debtor or assignee as to any Chapter 5 Cause of Action or

          (b)\any compromise or settlement entered into by or on behalf of the Debtor or on behalf of the Estate.

                1.20.     "Chapter 11" shall mean Chapter 11 of the

          Bankruptcy Code.

                1.21.     "Claim" shall mean a claim against the Debtor,

          whether or not asserted, as defined in Section 101(5) of the

          Bankruptcy Code (11 U.S.C. \101(5)) by whatever right the

          Claimant may have against the Debtor.

                1.22.     "Claimant" shall mean the holder of a Claim.

                1.23.     "Class" shall mean a category of holders of

          Claims or Interests as provided in Article II of this Plan.




                                           6
          6159C/10566.9









                1.24.     "Collateral" shall mean any property of the

          Debtor subject to a valid and enforceable lien to secure the payment of a Claim.

                1.25.     "Confirmation" shall mean the entry of an order

          by the Court confirming this Plan.

                1.26.     "Confirmation Date" shall mean the date of the

          entry of the Confirmation Order by the Bankruptcy Court Clerk's

          Office.

                1.27.     "Confirmation Order" shall mean the order

          signed by the Court confirming this Plan.





                1.28.     "Congen" shall mean Congen Properties, Inc., a

          Delaware corporation, a creditor holding the second lien on the

          Properties.

                1.29.     "Congen Claim" shall mean the Claim held by

          Congen evidenced by that certain promissory note dated October

          25, 1990 in the original principal amount of $14,000,000 with related deeds of trust and other security documents executed by

          CAL 7 and delivered to Congen, as supplemented and amended and all related documents which shall be treated as an Allowed

          Claim as to principal and accrued interest.

                1.30.     "Creditor" shall mean the holder of an Allowed

          Claim against the Debtor.

                1.31.     "Creditors' Committee" shall mean the Official

          Committee of Unsecured Creditors appointed in this Case

          pursuant to Section 1102 of the Code.

                1.32.     "Debtor" shall mean CAL 7, Debtor and Debtor




                                           7
          6159C/10566.9









          in Possession in the above-captioned Case.

                1.33.     "Debtor's Financial Projections" shall mean the

          financial projections attached to this Plan as Exhibit "A".

                1.34.     "Designee" of any person shall mean any Entity





          appointed in any writing executed and delivered by such person for the purpose or purposes specified in such writing.  Such person shall be permitted to appoint different Designees for different purposes.

                1.35.     "Disallowed Claim" shall mean any Claim or

          portion thereof which has been disallowed by a Final Order.

                1.36.     "Disclosure Statement" shall mean the

          Disclosure Statement pursuant to Section 1125 of the Bankruptcy

          Code with respect to the Plan of Reorganization Under Chapter

          11 of the Bankruptcy Code Proposed by the Debtor Dated March

          17, 1995, together with any amendments or modifications thereto.

                1.37.     "Disputed Claim" shall mean:  (a)\a Claim as to

          which, if no proof of Claim has been Filed by the Claims Bar

          Date or has otherwise been deemed timely Filed under applicable law and such Claim has been scheduled by the Debtor in its

          Schedule of Liabilities as other than disputed, contingent or unliquidated:  (1)\the Debtor has objected to the Claim and

          (2)\(I) any agreement to settle the dispute has not been

          executed or (II)\if such agreement was executed prior to the

          Confirmation Date, such agreement has not been approved by the

          Court; or (b)\a Claim as to which, if a proof of Claim has been

          Filed by the Claims Bar Date or has otherwise been deemed




                                           8
          6159C/10566.9
          timely Filed under applicable law, an objection has been Filed by the Debtor or any other party in interest and which

          objection, if timely Filed, has not been withdrawn on or before any date fixed by the  Plan or order of the Court for Filing such objections and such objection has not been denied by a

          Final Order.  Prior to the time that an objection has been or may be timely Filed, for the purpose of the Plan, a Claim

          asserted in a proof of Claim shall be considered a Disputed

          Claim if:  (a)\the amount of the Claim specified in the proof of Claim exceeds the amount of any corresponding Claim

          scheduled by the Debtor in its Schedule of Liabilities; (b)\any

          corresponding Claim in the Debtor's Schedule of Liabilities has

          been scheduled as disputed, contingent or unliquidated,

          irrespective of the amount scheduled; or (c)\no corresponding

          Claim has been scheduled by the Debtor in its Schedule of

          Liabilities.  As to any Disputed Claim, only the portion

          thereof which either (a) exceeds the amount of any

          corresponding Claim scheduled by the Debtor in its Schedule of

          Liabilities or (b) is asserted by Debtor in objections filed in connection therewith as disputed, contingent or unliquidated shall be deemed the "disputed portion" of such Disputed Claims.

                1.38.     "Disputed Interest" shall mean any Interest in

          the Debtor and as to which an objection has been Filed by the

          Debtor or any other party in interest and which objection, if timely Filed, has not been withdrawn on or before any date





          fixed by the Plan or by order of the Court for Filing such




                                           9
          6159C/10566.9









          objections and such objection has not been denied by a Final

          Order.

                1.39.     "District Court" shall mean the United States

          District Court for the Central District of California.

                1.40.     "Effective Date" shall mean, and shall occur on

          the later of (a) the 11th day after the entry of the

          Confirmation Order; (b) July 1, 1995; or (c) such later date as may be mutually agreed by the Debtor and the Creditors'

          Committee, with notice and an opportunity to object, to all parties requesting special notice, unless the effectiveness of the Confirmation Order has been stayed or vacated, in which case the Effective Date shall be the later of the 11th day after the entry of the Confirmation Order or such date

          thereafter when any stay of the effectiveness of the

          Confirmation Order has expired or otherwise terminated.

                1.41.     "Entity" shall mean any individual,

          corporation, partnership, joint venture, association, joint stock company, unincorporated organization, estate, trust,

          governmental unit or other entity including the Debtor and the





          U.S. Trustee, whether singular or plural, but does not include the Federal Deposit Insurance Corporation and/or the Resolution

          Trust Corporation, their successors or assigns.

                1.42.     "Estate" shall mean the estate created in this

          Bankruptcy Case pursuant to Section 541 of the Bankruptcy Code

          (11 U.S.C. \541).

                1.43.     "Executory Contracts" shall mean all leases




                                          10
          6159C/10566.9









          and executory contracts within the meaning of Section 365 of the Bankruptcy Code (11 U.S.C. \365) including but not limited to and all leases or executory contracts that are modified by this Plan.

                1.44.     "Face Amount" shall mean with respect to any

          Claim the full stated liquidated amount claimed by the holder of such Claim in any proof of Claim timely filed by such holder plus the amount determined by (i) agreement of such holder and

          Reorganized Debtor, or (ii) by the Court as to the unliquidated portion, if any, of such Claim.

                1.45.     "Fee Application" shall mean the application of

          a professional person under Sections 330 or 503 of the

          Bankruptcy Code (11 U.S.C. \330 or 503) for allowance of





          compensation and reimbursement of expenses in the Chapter 11

          Case.

                1.46.     "File" or "Filed" shall mean file or filed with

          the Court in this Case.

                1.47.     "Filing Date" shall mean September 16, 1994,

          the day this Case was filed with the Court.

                1.48.     "Final Order" shall mean an order as to which

          any appeal that has been or may be taken has been resolved or as to which the time for appeal has expired.

                1.49.     "Fiscal Year" shall mean the annual accounting

          period used by the Debtor which is a calendar year.

                1.50.     "General Partner" shall mean CIGNA Realty






                                          11
          6159C/10566.9









          Resources, Inc. - Seventh, the sole General Partner of the

          Debtor.

                1.51.     "Insurance Policy" shall mean the collective

          insurance policies that provided coverage to the Debtor's

          Properties by the Insurers pursuant to the insurance contracts identified as follows:

                (1)  Aetna Policy No. 007-MO-15631-SCA (the "Aetna





                     Policy");

                (2)  Home Policy No. MLP 9109969 (the "Home Policy");

                (3)  Phoenix Policy No. E-CIP-P22456 (the "Phoenix

                     Policy"); and

                (4)  Lexington Policy No. 8690158 (the "Lexington

                     Policy").

                1.52.     "Insured Claim" shall mean the Claim arising

          from the damage to Sherman Oaks from the Northridge earthquake and any other claims covered by the Debtor's Insurance Policy.

                1.53.     "Insurers" shall collectively mean the Aetna

          Life Insurance Company ("Aetna"), Home Insurance Company

          ("Home"), Phoenix Assurance Company of New York ("Phoenix") and

          Lexington Insurance Company ("Lexington").

                1.54.     "Interest" shall mean the rights of a partner

          (general or limited) arising from his, her or its status as an

          Equity Interest holder.

                1.55.     "LIBOR" shall mean the London Inter-Bank

          Offering Rate which is published daily in the Wall Street

          Journal.




                                          12
          6159C/10566.9









                1.56.     "Maxim" shall mean Maxim Property Management,





          formerly known as Prometheus Management Group, an independent contractor managing the Amberway Apartments for CAL 7 pursuant to the Maxim Management Agreement.

                1.57.     "Maxim Management Agreement" shall mean the

          Management Agreement dated May 1, 1992, by and between

          California Seven Associates Limited Partnership ("Owner"), and

          Promethius Management Group, as supplemented and amended from time to time.

                1.58.     "Objection Deadline" shall mean the date by

          which Objections to Claims shall be filed with the Bankruptcy

          Court and served upon the respective holders of each of the

          Claims as provided in Section 11.01 of the Plan.

                1.59.     "Operating Properties" shall mean the following

          five (5) apartment complexes and related site improvements owned and operated by CAL 7 that are currently leased and have tenants as of the Confirmation Date:

                (1)  Amberway Apartments
                     489 S. Chatham Circle
                     Anaheim, California

                (2)  Pacifica Club
                     6700 Warner Avenue
                     Huntington Beach, California

                (3)  Oakwood Apartments (West Los Angeles)
                     3636 Sepulveda Blvd.
                     Los Angeles, California

                (4)  Mission Bay East
                     3883 Ingraham Street
                     San Diego, California











          6159C/10566.9









                (5)  Arbor Park Apartments
                     859 N. Mountain Avenue
                     Upland, California

                1.60.     "Other Priority Claims"  shall mean a Claim

          which is entitled to priority under Section 507 of the

          Bankruptcy Code (11 U.S.C. \507) other than a Claim entitled to priority under Sections 507(a)(1), 364(c)(1) or 507(a)(7) of the Bankruptcy Code (11 U.S.C. \507(a)(1) or 507(a)(7)).

                1.61.     "Partnership Units" shall mean the limited

          partnership voting securities issued by CAL 7 and currently held by the limited partners and by the General Partner.

                1.62.     "Plan" shall mean this Plan of Reorganization

          Under Chapter 11 of the Bankruptcy Code Proposed by the Debtor

          Dated March 17, 1995, including any amendment or modification thereto, which Plan shall also constitute a Plan of

          Reorganization within the meaning of Section 368(a)(1) of the

          Internal Revenue Code (26 U.S.C. \368(a)(1)).

                1.63.     "Plan Proponent" shall mean the Debtor and such

          other entities which, by appropriate pleadings filed in the

          Case prior to the Confirmation Date, join as Plan Proponents.

                1.64.     "Professional Persons" shall mean an Entity

          retained or to be compensated pursuant to Sections 327, 328,

          330, 503(b) or 1103 of the Bankruptcy Code.





                1.65.     "Properties" shall mean the Operating

          Properties plus Sherman Oaks property.

                1.66.     "Pro Rata" shall mean, proportionately, based






                                          14
          6159C/10566.9









          on the percentage amount of the distribution made on account of a particular Allowed Claim or Allowed Interest and the

          distributions made on account of all Allowed Claims or Allowed

          Interests of the Class in which the particular Allowed Claim or

          Allowed Interest is included.

                1.67.     "R&B" shall mean R&B Apartment Management

          Company, Inc., an independent contractor managing the Arbor

          Park Apartments, Pacifica Club Apartments and Oakwood

          Management Company, a division of R&B Realty Group, independent contractor managing Oakwood Apartments (West Los Angeles),

          Sherman Oaks Apartments, and Mission Bay East Apartments

          pursuant to the R&B Management Agreements.

                1.68.     "R&B Management Agreements" shall mean the

          following Management Agreements which have been supplemented or amended from time to time:

                     1.   Management Agreement, Arbor Park Apartments,





                 Upland, California, dated May 1, 1991;

                     2.   Management Agreement, Pacifica Club Apartments,

                 dated May 1, 1992;

                     3.   Second Amendment to Management and Leasing

                 Agreement dated August 1992;

                     4.   First Amendment to Management and Leasing

                 Agreement dated January 1, 1991; and

                     5.   Management and Leasing Agreement dated January

                 30, 1985.

                1.69.     "Reorganized Debtor" shall mean the Debtor's




                                          15
          6159C/10566.9









          partnership entity resulting from the Plan on and after the

          Effective Date.

                1.70.     "Schedules" shall mean the Schedules of Assets

          and Liabilities and the Statement of Financial Affairs filed by the Debtor in this Case, together with any amendments thereto.

                1.71.     "Secured Claim" shall mean a Claim secured by a

          lien on property of the Debtor, which lien is valid, perfected and enforceable under applicable law and which is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law and which is duly established in the Case,





          but only to the extent of the value of the Collateral that secures payment of the Claim.

                1.72.     "Sherman Oaks" shall mean the Oakwood Apartment

          complex located at 4500 Woodman Avenue, Sherman Oaks,

          California, that was damaged in the Northridge earthquake on

          January 17, 1994.

                1.73.     "Tax Claim" shall mean Claims of the kind

          specified in Section 507(a)(7) of the Bankruptcy Code

          (11\U.S.C. \507(a)(7)).

                1.74.     "Term of the Plan" shall mean the period of

          time commencing on the Effective Date and ending on the date of the final payment due under the plan.

                1.75.     "Trade Claimants" shall mean the holders of

          Claims for goods and services rendered to or for any of the

          Properties, including but not limited to the Claims of all






                                          16
          6159C/10566.9









          vendors, suppliers, contractors, R&B and Maxim.

                1.76.     "Travelers" shall mean The Travelers Life

          Insurance Company, a secured Creditor of the Debtor.

                1.77.     "Travelers Secured Claim" shall mean the





          Secured Claim held by Travelers evidenced by the original note secured by deeds of trust dated December 20, 1984 in the

          principal amount of $100,000,000, which debt was originally incurred on or about December 20, 1984 and was assumed by the

          Debtor on or about January 31, 1985 with related security

          documents, as supplemented and amended, together with all

          related documents which are referenced in the Proof of Claim filed by Travelers on or about January 23, 1995.

                1.78.     "Unclaimed Property" shall mean any Cash or

          Reorganization Securities which are unclaimed one year

          following the Effective Date.  Unclaimed Property shall include:

                     (a)  checks (and the funds represented thereby),

                 which have been returned as undeliverable after having

                 been properly posted to the forwarding address most

                 recently provided to the Debtor or Reorganized Debtor;

                     (b)  funds for checks which have not been paid;

                     (c)  checks (and the funds represented thereby),

                 which are not mailed or delivered because of the

                 absence of a proper address in which to mail or deliver

                 such property; and

                     (d)  interest on Cash constituting Unclaimed

                 Property.




                                          17
          6159C/10566.9

                1.79.     "Unsecured Claim" shall mean any Claim that is

          not an Administrative Claim, an Administrative Convenience

          Claim, an Other Priority Claim, a Tax Claim or a Secured Claim.

          B.    INTERPRETATION, RULES OF CONSTRUCTION AND OTHER TERMS.

                Any term used in this Plan that is not defined herein,

          whether in this Article I or elsewhere, but that is used in the

          Code or the Bankruptcy Rules has the meaning assigned to that term in the Code or the Bankruptcy Rules and shall be construed in accordance with the Rules of Construction thereunder.

                Any capitalized term used in this Plan that is not

          defined herein, but that is defined and used in the Disclosure

          Statement has the meaning ascribed to that term in the

          Disclosure Statement.

                The words "herein," "hereof," "hereto," "hereunder" and

          others of similar importance refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.

                Unless specified otherwise in a particular reference, a

          reference in this Plan to an article or a section is a

          reference to that article or section of this Plan.

                Any reference in this Plan to a document or instrument

          being in a particular form means that the document or

          instrument shall be in substantially such form.

                Any reference in this Plan to an existing document or

          instrument means such document or instrument as it may have





          been amended, modified or supplemented from time to time.




                                          18
          6159C/10566.9









                As contextually appropriate, each term stated in either

          the singular or plural shall include both the singular and the plural.

                In addition to the foregoing, the rules of construction

          set forth in Section 102 of the Code (11 U.S.C. \102) shall apply to this Plan.

                In computing any period of time prescribed or allowed by

          this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                All exhibits to this Plan are incorporated into this

          Plan, and shall be deemed to be included in this Plan,

          regardless of when filed with the Court.

                                      ARTICLE II

                    CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                2.01.     Division of Claims.  For purposes of

          organization, voting and all confirmation matters, except as otherwise provided herein, all Claims (except for

          Administrative Claims and priority Tax Claims) and all Equity

          Interests shall be classified as set forth in this Article II





          of the Plan.

                2.02.     Administrative Claims and Priority Tax Claims.

          As provided in Section 1123(a)(1) of the Bankruptcy Code (11

          U.S.C. \1123(a)(1)), Administrative Claims and priority Tax

          Claims against the Debtor shall not be classified for purposes of voting or receiving distributions under the Plan.  Rather,

          all such Claims shall be treated separately as




                                          19
          6159C/10566.9









          unclassified Claims pursuant to the terms set forth in Article

          IV of the Plan.

                2.03.     Allowed Claims and Interests.  A Claim or

          Interest is in a particular Class only to the extent the Claim or Interest is an Allowed Claim or Allowed Interest as defined herein.

                2.04.     Classification of Claims and Interests.  Claims

          against the Estate and Interests in the Debtor are classified as follows:

                     (a)  Class 1 - Class 1 consists of the Travelers

                 Secured Claim;

                     (b)  Class 2 - Class 2 consists of the Congen Claim;

                     (c)  Class 3 - Class 3 consists of the claims of any





                 other secured or undersecured claimants;

                     (d)  Class 4 - Class 4 consists of the Other

                 Priority Claims;

                     (e)  Class 5 - Class 5 consists of Administrative

                 Convenience Claims against the Debtor;

                     (f)  Class 6 - Class 6 consists of all Unsecured

                 Claims of Trade Claimants (except Administrative

                 Convenience Claims in Class 5, undersecured or Secured

                 Claimants in Class 3, Tenants' Claims in Class 7 and

                 claims of the General Partner and other claimants in

                 Class 8);








                                          20
          6159C/10566.9









                     (g)  Class 7 - Class 7 consists of the Allowed

                 Unsecured Claims of the tenants of the Debtor residing

                 in the Operating Properties;

                     (h)  Class 8 - Class 8 consists of the Allowed

                 Unsecured Claims of the General Partner and of CIGNA

                 Financial Partners, Inc. and CIGNA Investments, Inc.;

                 and





                     (i)  Class 9 - Class 9 consists of the Allowed

                 Interests of the General Partner and the limited

                 partners of the Debtor.

                                     ARTICLE III

                                  IDENTIFICATION OF
                   IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

                3.01.     Unimpaired Classes of Claims and Interests.

          The class consisting of Other Priority Claims (Class 4) is not impaired under the Plan.  This class is deemed to have accepted the Plan under the provisions of Section 1126(f) of the

          Bankruptcy Code (11 U.S.C. \1126(f)).  The Class consisting of the Allowed Unsecured Claims of the tenants of the Debtor

          (Class 7) is not impaired because their leases will be assumed and their security deposits paid according to the terms of their leases.  This Class is deemed to have accepted the Plan under the provisions of Section 1126(f) of the Bankruptcy Code

          (11\U.S.C. \1126(f)).  The Plan Proponent shall not solicit acceptances of the Plan from Classes 4 and 7.

                3.02.     Impaired Classes of Claims and Equity

          Interests.  Classes 1, 2, 3, 5, 6, 8 and 9 are impaired under



                                          21
          6159C/10566.9









          the Plan.  The Plan Proponent shall seek acceptances of the





          Plan from these Classes.

                                      ARTICLE IV

                          TREATMENT OF CERTAIN UNCLASSIFIED
                    ADMINISTRATIVE, STATUTORY FEES AND TAX CLAIMS

                4.01.   Administrative Claims.

                   (a)  Allowed Administrative Claims Against the Debtor.

                  Subject to the Bar Date provisions of Paragraph (b) of

                  this Article IV, the holders of Allowed Administrative

                  Claims against the Debtor, unless otherwise agreed,

                  are entitled to priority under Section 507(a)(1) of

                  the Bankruptcy Code.  An Entity entitled to payment

                  pursuant to Sections 546(c) or 553 of the Bankruptcy

                  Code, and an Entity entitled to payment of

                  administrative expenses pursuant to Sections 503 and

                  507(a) of the Bankruptcy Code, shall receive on

                  account of such Allowed Administrative Claims or

                  administrative expenses unless otherwise agreed, Cash

                  in the amount of such Allowed Administrative Claims or

                  administrative expenses on the Effective Date.

                  Notwithstanding the foregoing, outstanding operating

                  payables incurred in the ordinary course of business

                  of the Debtor shall be paid according to their terms.

                  Professional fee expenses for services rendered after

                  the Effective Date shall be paid by Reorganized Debtor

                  in the ordinary course of business.

                   (b)  Bar Date for Filing Applications for Allowance

                 and Payment of Administrative Expense Claims.






          6159C/10566.9









                Applications for allowance and payment of Administrative

                Claims must be filed on or within 90 days after the

                Effective Date.  The Court shall not consider any

                applications for allowance of Administrative Claims

                filed after such date.  Reorganized Debtor and all other

                interested parties shall have until 30 days after the

                filing of such Administrative Claims to object to such

                Administrative Claims.  All Administrative Claims that

                become Allowed Administrative Claims after the

                Confirmation Date will be treated like other Allowed

                Administrative Claims and will be paid on the later of

                the Effective Date or within 30 days after becoming an

                Allowed Administrative Claim unless otherwise ordered by

                the Court.  Any of such Claims which are Allowed but

                which are not determined to be Administrative Claims

                will be treated as Class 6 Claims.

                4.02.   Payment of Statutory Fees.  On or before the

          Effective Date, all fees payable pursuant to Section 1930 of

          Title 28, United States Code, 28 U.S.C. \1930, as determined by the Court at the Confirmation Hearing, shall be paid in Cash equal to the amount of such Administrative Claim.

                4.03.   Tax Claims.  All Tax Claims shall be paid by the





          Debtor in full, in Cash, on the Effective Date or pursuant to their terms; provided, however, that Reorganized Debtor may elect to pay a Tax Claim in deferred Cash payments of a value as of the Effective Date equal to the Allowed Amount of such




                                          23
          6159C/10566.9









          Tax Claim payable over a period (a) not exceeding six years from the date of assessment if an assessment has been made prior to the Effective Date, and (b) not exceeding six (6)

          years from the Effective Date if no assessment has been made prior to such date (with interest at the rate of 5.25% from the

          Effective Date of the Plan) or as the holder of such Tax Claim and Reorganized Debtor may otherwise agree.

                4.04.   Disallowance of Certain Interest and Penalties on

          Tax Claims.  Holders of Tax Claims shall not receive any

          payment on account of postpetition interest on, or penalties with respect to, or arising in connection with, such Tax

          Claims, except as allowed by a Final Order.  The Plan, the

          Confirmation Order and Section 1141(d) of the Bankruptcy Code

          provide for the discharge of any such Claims for postpetition interest or penalties.  Holders of Tax Claims shall not assess or attempt to collect such interest or penalties from the





          Debtor, the Estate, Reorganized Debtor or from any of its

          respective properties.

                4.05.   Disallowance of Special Taxes.  The issuance,

          transfer, or exchange of a security as defined under the

          Bankruptcy Code or applicable law, or the making or delivery of any instrument of transfer under this Plan, shall not be taxed under any state or local law imposing a stamp tax or similar tax as provided in Bankruptcy Code Section 1146.








                                          24
          6159C/10566.9









                                      ARTICLE V

                           TREATMENT OF UNIMPAIRED CLASSES

                5.01.   Class 4 Claims.  Class 4 Claims (the Other

          Priority Claims) if any, shall be paid in Cash in full on the

          Effective Date or as otherwise agreed between the Debtor and such claimant.

                5.02.   Class 7 Claims.  Class 7 Claims, all Unsecured

          Claims of the Tenants of the Operating Properties, shall have their leases assumed on the Effective Date and shall be

          entitled to receive their security deposits pursuant to the





          terms of their leases.

                                      ARTICLE VI

                     TREATMENT OF CLASSES IMPAIRED UNDER THE PLAN

                6.01.   Class 1 Claims.  The holder of the Class 1 Claim

          (the Travelers Secured Claim in the approximate amount of

          $97,880,497.00) shall receive in full and complete satisfaction of its Allowed Secured Claim, six modified Notes (the

          "Travelers Modified Notes").  The Travelers Modified Notes

          shall contain the same terms as the original Travelers' Note except as modified by the terms of this Plan.  Any accrued and unpaid postpetition interest shall be added to the principal amounts of the Travelers Modified Notes.  The addition of

          accrued interest to principal shall not include default

          interest, late charges or attorneys' fees.

                The Reorganized Debtor shall execute and deliver to

          Travelers the Travelers Modified Notes.  The Travelers Modified




                                          25
          6159C/10566.9









          Notes shall each be secured by a corresponding first lien

          evidenced by six corresponding separate first deeds of trust on the Properties.  The amount of the Allowed Secured Claim of

          Travelers shall be allocated between the Travelers Modified





          Notes and the Properties as follows (subject to adjustments for payments made):

          Note #1    Amberway Apartments               $12,550,000

          Note #2    Arbor Park Apartments              $8,410,000

          Note #3    Mission Bay East Apartments       $25,500,000

          Note #4    Oakwood Apartments - West
                     Los Angeles                       $18,600,000

          Note #5    Pacifica Club Apartments          $16,000,000

          Note #6    Sherman Oaks Apartments           $16,820,497


          The six notes and deeds of trust shall not be cross-defaulted and cross-collateralized.

                The Sherman Oaks note shall be executed and delivered to

          Travelers only upon completion of the repair and stabilization of occupancy of Sherman Oaks.  From the Effective Date until the completion of the repairs and stabilization of occupancy of

          Sherman Oaks (approximately 18 months from the Effective Date)

          the debt attributable to Sherman Oaks shall be secured by the

          Sherman Oaks Apartments with a value of $14,900,000 and by the cash balance maintained in the Reorganized Debtor's bank

          account.  For the 18 month period, monthly payments in arrears of interest only at the rate of 8.125% on the principal amount of $14,900,000 shall be paid commencing on the tenth day of the




                                          26
          6159C/10566.9
          second month after the Effective Date.  Upon the execution and delivery of the Sherman Oaks note, principal plus interest at the rate of 10.3% per annum based on a 30-year amortization shall be paid in monthly payments.  The rate of interest shall be adjusted annually on the anniversary of the Effective Date based upon LIBOR.

                The balance of the Allowed Secured Claim in the total

          amount of $82,980,497.00 evidenced by the notes secured by first deeds of trust on the Operating Properties shall earn interest at the rate of 10.3% per annum for the first 18 months commencing on the first day of the first month after the

          Effective Date.  The payments of interest only shall be due and payable monthly in arrears by the tenth day of the month.

          Thereafter, interest at the rate of 10.3% per annum based on a

          30-year amortization on the principal balance of all six notes shall be paid until December 31, 2004, when the total

          outstanding balance of each of the six Travelers Modified Notes shall be due and payable in full.  The interest rate shall be adjusted annually on the anniversary of the Effective Date based upon LIBOR.  All payments made to Travelers postpetition shall be credited against the amounts of the six notes pro rata.

                The Debtor shall maintain the Properties in good and

          tenantable condition using funds for capital expenditures with regard to the five Operating Properties and after stabilization of occupancy, Sherman Oaks, as estimated in the Debtor's





          Projections attached to this Plan.  These amounts shall be




                                          27
          6159C/10566.9









          expended in the ordinary course of business to maintain the five Operating Properties and Sherman Oaks in a good and

          tenantable condition.  The Reorganized Debtor may prepay the loans to Travelers at any time without penalty through sale of one or more of the Properties or through refinancing of one or more of the Properties.

                The holder of the Allowed Class 1 Claim shall retain its

          liens on the Properties to secure the Travelers Modified Notes on the same terms and conditions as set forth in the original

          Travelers security documents except as modified in this Plan.

                6.02.     Class 2 Claims.  The holder of Class 2 Claim

          (the Congen Claim in the approximate amount of $15,600,000)

          shall receive in full and complete satisfaction of its claim cash paid on the Effective Date in the amount of $50,000.00 and shall receive sixty-six and two-thirds (66-2/3) Partnership

          Units.

                6.03.     Class 3 Claims.  The holder(s) of the Class 3

          Claims (all other secured claimants and undersecured claimants)

          shall receive in full and complete satisfaction of their





          claims, modified notes in the Allowed Amounts of their claims.

          The modified notes shall provide for interest at the rate of

          10.3% per annum based on a 30-year amortization of the

          principal balance of the modified notes until December 31,

          2004, when the total outstanding balance of the modified notes shall be due and payable in full.  The interest rate shall be adjusted annually on each anniversary of the Effective Date




                                          28
          6159C/10566.9









          based upon LIBOR.  The Claimants in Class\3 claims shall retain their liens, if any, in accordance with their priority.

                6.04.     Class 5 Claims.  Class 5, all Unsecured Allowed

          Claims of the Debtor of $1000 or less or such Claims that are voluntarily reduced to $1000 (the Administrative Convenience

          Class in the approximate amount of $41,000.00), shall receive

          Cash for their Allowed Claims equal to the amount of such Claim not to exceed $1000 as follows:  Fifty percent (50%) of such claim shall be paid on the Effective Date and Fifty percent

          (50%) shall be paid seven months after the Effective Date.

                6.05.     Class 6 Claims.  The holders of Class 6 Claims

          (the Unsecured Creditors of the Debtor with Allowed Claims in the approximate aggregate amount of $460,500.00) shall receive





          payment in full for their Allowed Claims in Cash to be paid in annual payments over of term of three (3) years plus interest at the rate of 5.25% per annum.  The first payment shall be made on the Effective Date.

                6.06.     Class 8 Claims.  The holders of Class 8 Claims

          (the Allowed Claims of the affiliates of the General Partner)

          shall have their prepetition Unsecured Claims discharged on the

          Effective Date.

                6.07.     Class 9 Interests.  The holders of Allowed

          Class 9 Interests shall retain their partnership interests in the Debtor, subject to the treatment of Class 2 as hereinbefore described.






                                          29
          6159C/10566.9









                                     ARTICLE VII

                      MEANS FOR EXECUTION OF PLAN AND CONDITIONS
                              TO PLAN BECOMING EFFECTIVE

                7.01.      Partnership Structure.  The Debtor, upon the

          Effective Date, shall become the Reorganized Debtor, and shall take all appropriate actions set forth in the Plan.  On and after the Effective Date, the control of the Reorganized Debtor shall be determined according to the Limited Partnership





          Agreement which is attached hereto as Exhibit "C" and

          applicable non-bankruptcy law as modified by this Plan.

                7.02.      Conditions to Plan Becoming Effective and

          Events to Occur on the Effective Date.  The Plan shall not be consummated and the Effective Date shall not occur until each of the following conditions have been satisfied or such

          conditions occur on the Effective Date:

                     (a)   The Confirmation Order shall have been entered

                 by the Bankruptcy Court in a form satisfactory to the

                 Debtor;

                     (b)   The Allowed Priority Claims (Class 4) shall

                 receive payment in full; and

                     (c)   All Administrative Convenience Claims (Class

                 5) and Allowed Unsecured Claims in Class 6 shall

                 receive their first pro rata payment.

                7.03.      Repair of Sherman Oaks.  The Reorganized

          Debtor, in its sole discretion, shall rebuild, repair and/or reconstruct (hereinafter collectively referred to as "Repair")

          Sherman Oaks.  The Reorganized Debtor, in its sole discretion,



                                          30
          6159C/10566.9









          may enter into contracts, including but not limited to

          construction contracts, for the Repair of Sherman Oaks.  The





          Insurers are directed to immediately pay any and all insurance proceeds from the Insurance Policy directly to the Debtor as sole payee.  The Reorganized Debtor shall have the right, in its sole discretion, to use the proceeds from the Insurance

          Policy, including but not limited to the business

          interruption/rent loss proceeds, to Repair Sherman Oaks.  The

          Debtor shall further have the right to use any and all

          insurance proceeds from the Insurance Policy to pay, including,

          but not limited to the deductible required under the Insurance

          Policy, and any and all upgrades of the Sherman Oaks property not otherwise covered by the Insurance Policy.  Travelers shall not interfere in any way with the Repair of Sherman Oaks.

                7.04.      Vesting of Assets in Reorganized Debtor.

          During the period following the entry of the Confirmation

          Order, the Debtor shall continue as Debtor in Possession, until the Effective Date and then shall operate and conduct its

          business as the Reorganized Debtor.  Except as otherwise

          provided in the Plan, on the Effective Date, all property of the Estate, and any property acquired by the Debtor or any property treated under any provision of the Plan, shall vest in

          Reorganized Debtor, free and clear of all Claims, liens,

          charges, other encumbrances and Interests except for the

          Claims, liens and security interests specifically retained in

          the Plan.   Reorganized Debtor may operate its business and may




                                          31
          6159C/10566.9
          use, acquire and dispose of cash and property and compromise or settle any Claims or Interest without supervision or approval by the Court and free of any restrictions of the Code or

          Bankruptcy Rules, other than those restrictions expressly

          imposed by the Plan and the Confirmation Order.  Without

          limiting the foregoing, Reorganized Debtor may pay after the

          Effective Date the charges that the Debtor incurs after the

          Confirmation Date for Professionals' fees, disbursements,

          expenses or related support services without application to the

          Court.

                7.05.      The Reorganized Debtor's Obligations Under the

          Plan.  Reorganized Debtor shall perform all of the duties and obligations under the Plan, including obligations to pay or otherwise satisfy the Allowed Claims.  All Cash necessary for

          Reorganized Debtor to make payments pursuant to the Plan shall be obtained from the Debtor's existing Cash balances, cash in accounts, payments from the Insurers, interest accrued or to accrue, funds to be received or from the operations of the

          Debtor or Reorganized Debtor and any funds received from or through the City of Los Angeles.  Reorganized Debtor may enter into leases of the Property and may seek to refinance any

          individual Property as it deems necessary or appropriate.

                7.06.      Unclaimed Property.  Unclaimed Property shall

          be held and maintained by Reorganized Debtor or its Agent, if





          any.  If the Entity entitled to any such Cash or Non-Cash

          Unclaimed Property is located within one (1) year




                                          32
          6159C/10566.9









          after the Effective Date, such Unclaimed Property, together with any Cash or non-Cash dividends excluding interest earned thereon, shall be paid and distributed to such Entity.  If,

          however, such Entity cannot be located within one (1) year following the Effective Date, any such Cash Unclaimed Property and Unclaimed Property and related interest thereon, shall become the property of Reorganized Debtor.

                7.07.      Implementation of Plan Under State Partnership

          Law.  The General Partner of the Debtor is authorized and

          directed to take all necessary or appropriate action under state partnership statutes applicable to the Debtor to

          implement the Plan, including amending the limited partnership agreement of the Debtor which, upon the Effective Date, is necessary to implement the plan.  The General Partner of the

          Debtor shall take all such actions without meetings or other action by the limited partners of the Debtor.  The General

          Partner of the Debtor and/or the Reorganized Debtor, may

          designate one or more officers of the General Partner to





          execute documents and certificates and to take all other

          actions authorized pursuant to this Plan.  Without limiting the generality of the foregoing, the actions authorized under this

          Section of the Plan may include:  (a) amending the partnership agreement of the Debtor, which, upon the Effective Date, shall become the Reorganized Debtor; and (b) filing documents and certificates and taking other actions with respect to the

          Secretary of State or other appropriate officials of each




                                          33
          6159C/10566.9









          applicable state.  From and after the Effective Date, the

          actions of the General Partner of the Reorganized Debtor

          (except actions ratifying any of the actions specified above in this Section 7.07 to authorize and implement the express

          provisions of this Plan) shall be subject to all applicable state partnership laws.

                                     ARTICLE VIII

                          PROVISIONS GOVERNING DISTRIBUTIONS

                8.01.      Distributions by Reorganized Debtor.  All

          distributions to be made under the Plan shall be made by

          Reorganized Debtor.  Reorganized Debtor may employ or contract with other Entities to assist in or make the distributions





          required by the Plan.  Reorganized Debtor shall serve without bond.

                8.02.      Date of Distributions for Claims Allowed as of

          the Effective Date.  Except as otherwise provided in this Plan,

          or as may be ordered by the Court, distributions of Cash to

          Claims Allowed as of the Effective Date and the nondisputed amount of Disputed Claims and Disputed Interests shall be made no later than ten (10) days following the Effective Date.

          Authorized distributions to Classes 4, 5 and 6 shall be divided pro rata among the claimants in such Classes and shall be

          deemed made as of the Effective Date if made on the Effective

          Date or as promptly thereafter as practicable, but in any event no later than ten (10) days after the Effective Date.

          Distributions on account of the disputed portion of Disputed




                                          34
          6159C/10566.9









          Claims and Disputed Interests allowed after the Effective Date shall be made pursuant to Article\XI.  The Reorganized Debtor shall establish a disputed claims reserve for the disputed claims of Classes 4, 5 and 6 as set forth in Article XI of the

          Plan.

                8.03.      Delivery of Distributions.





                     (a)   General.  Subject to Bankruptcy Rule 9010,

                 distributions and deliveries to each holder of an

                 Allowed Claim shall be made at the address of such

                 holder as set forth on the proof of Claim filed by such

                 holder (or at the last known address of such holder if

                 no proof of Claim is Filed or if the Debtor has been

                 notified of a change of address), as of the last

                 business day prior to the Effective Date.  If any

                 holder's distribution is returned as undeliverable, no

                 further distribution to such holder shall be made

                 unless and until Reorganized Debtor is notified of such

                 holder's then current address, at which time all missed

                 distributions shall be made to such holder without

                 interest.  Reorganized Debtor shall be under no

                 obligation to attempt to locate the holder of any

                 Allowed Claim or to recognize any purported transfer or

                 encumbrance on the rights of holders of Allowed Claims

                 after the Confirmation Date.  Amounts of undeliverable

                 distributions attempted by Reorganized Debtor shall be

                 retained by Reorganized Debtor until such distributions

                 are claimed or until such distributions become

                 Unclaimed

                                          35
          6159C/10566.9

                Property.  All Claims for undeliverable distributions

                shall be made on or before the second anniversary of the

                Effective Date.  After such date, all Unclaimed Property

                shall be treated as specified in Section 7.05 of this

                Plan and the Claim of any holder with respect to such

                property shall be discharged and forever barred.

                     (b)   Means of Cash Payments.  Cash payments made

                 pursuant to the Plan shall be in United States dollars

                 by checks drawn on the domestic bank selected by the

                 Debtor or Reorganized Debtor, or by wire transfer from

                 a domestic bank, at the option of either Debtor or

                 Reorganized Debtor; provided, however, that cash

                 payments made to foreign trade creditors holding

                 Allowed Claims may be paid, at the option of the Debtor

                 or Reorganized Debtor, in such funds and by such means

                 as are necessary or customary in a particular foreign

                 jurisdiction.

                     (c)   De Minimis Cash Distributions.  No cash

                 payment of less than five dollars ($5.00) shall be made

                 to any holder of a Claim unless a request therefor is

                 made in writing to Reorganized Debtor.

                8.04.      Setoff.  Reorganized Debtor shall, pursuant to

          Section 558 of the Code, or common law rights of setoff and/or recoupment, in the ordinary course of business, setoff or

          assert recoupment against any Allowed Claim, and the

          distributions to be made pursuant to the Plan on account of such Claim, the claims, rights and causes of action of any





                                          36
          6159C/10566.9









          nature that the Debtor or Reorganized Debtor may hold against the holder of such Claim; provided, however, that, unless

          otherwise provided herein, neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall

          constitute a waiver or release by the Debtor or Reorganized

          Debtor of any such claims, rights and causes of action that the

          Debtor or Reorganized Debtor may possess against such holder.

                                      ARTICLE IX

                                 EXECUTORY CONTRACTS

                9.01.      Assumption, Rejection and Assignment of

          Executory Contracts.

                     (a)   Executory Contracts.  All Executory Contracts

                 to which the Debtor is a party on the Confirmation Date

                 shall be assumed on the Effective Date and assigned to

                 Reorganized Debtor except the executory contracts

                 listed in Exhibit "B".

                     (b)   Assumption of Residential Tenant Real Estate

                 Leases.  All residential tenant leases in which the

                 Debtor is lessor shall be assumed on the Effective Date

                 and assigned to Reorganized Debtor.

                     (c)   Management Agreements.  Notwithstanding

                 anything else in this Plan, the Debtor shall reject the





                 R&B Management Agreement and the Maxim Management

                 Agreement effective as of the Effective Date.  The

                 Reorganized Debtor shall enter into new management






                                          37
          6159C/10566.9









                agreements with R&B and Maxim on or after the Effective

                Date with terms consistent with this Plan.

                     (d)   Payment of Cure Amounts.  Any monetary amounts

                 by which each Executory Contract, the unexpired leases

                 or unexpired lease, as modified, to be assumed under

                 Sections 9.01(a) and (b) of the Plan is in default

                 shall be satisfied, pursuant to Section 365(b)(1) of

                 the Code, at Reorganized Debtor's option or the

                 assignee of the Debtor:  (1)\by payment of the default

                 amount in Cash on the Effective Date, (2)\by payment of

                 the default amount in quarterly Cash installments

                 commencing on the Effective Date and continuing for one

                 (1) year or (3)\on such other terms as are agreed to by

                 the parties to such Executory Contract or unexpired

                 lease.  In the event of a dispute regarding the amount

                 of any cure payments, the ability of Reorganized Debtor





                 or any assignee to provide "adequate assurance of

                 future performance" (within the meaning of Section 365

                 of the Code) under the contract or lease to be assumed,

                 or any other matter pertaining to assumption, the cure

                 payments required by Section 365(b)(1) of the Code

                 shall be made following the entry of a Final Order

                 resolving the dispute and approving the assumption.

                     (e)   Remaining Executory Contracts and Leases.  All

                 the Executory Contracts that are in effect on the

                 Confirmation Date, not identified in Sections 9.01(a),




                                          38
          6159C/10566.9









                (b) and (c) above and which have not been previously

                rejected, or for which there is not pending a motion to

                reject, on or prior to the Confirmation Date, shall be

                deemed rejected by the entry of the Confirmation Order.

                     (f)   Rejected Executory Contracts and Proofs of

                 Claim.  The Court shall determine the dollar amount, if

                 any, of the Claim of any Entity claiming damages by the

                 rejection of such Executory Contracts under Section

                 9.01(c) of this Article IX, provided such Entity files

                 a proof of Claim in the Bankruptcy Court on or before





                 the Effective Date.  Objections to any such proof of

                 Claim shall be filed by Reorganized Debtor not later

                 than thirty (30) days after the Effective Date, and the

                 Court shall determine any such objection.  To the

                 extent such damages are determined by a Final Order of

                 the Court, such Entity shall become a Class 6 Claimant

                 for such amount except as allowed by Final Order as an

                 Allowed Administrative Claim.  Any Entity who has a

                 Claim for rejection of an Executory Contract or Lease

                 who does not file a proof of Claim therefor on or

                 before the Effective Date shall not receive any

                 distribution under this Plan and shall forever be

                 barred from asserting any Claims against the Debtor,

                 Reorganized Debtor, any successor to the Debtor or any

                 property of the Estate.






                                          39
          6159C/10566.9









                                      ARTICLE X

                            COMPOSITION OF GENERAL PARTNER
                           AND POSTCONFIRMATION MANAGEMENT

                10.01.    General Partner.  The General Partner of the

          Debtor shall continue to be CIGNA Realty Resources, Inc. -





          Seventh.  The General Partner was incorporated in Delaware and is qualified to do business in the States of California and

          Connecticut.  The General Partner's office is located at 900

          Cottage Grove Road, South Building, Bloomfield, Connecticut

          06002.  The officers and directors of the General Partner are as follows:

                  NAMES OF OFFICERS         POSITION WITH THE
                AND DIRECTORS OF THE         GENERAL PARTNER
                  GENERAL PARTNER

                R. Bruce Albro                 Director
                Philip J. Ward                 Director
                John Wilkinson                 Director
                John D. Carey                  President, Controller
                Verne E. Blodgett              Vice President, Counsel
                Joseph W. Springman            Vice President and
                                                Assistant Secretary
                David C. Kopp                  Secretary
                Michael N. Sinisgalli          Treasurer

                The officers and directors of the General Partner receive

          no current or proposed direct compensation from the Debtor or

          Reorganized Debtor in such capacities.  However, certain

          officers and directors of the General Partner receive

          compensation from the General Partner and, or its Affiliates

          (but not from the Debtor or Reorganized Debtor) for services performed to the Debtor or Reorganized Debtor.  The General

          Partner will however receive compensation from the Reorganized

          Debtor pursuant to the terms and conditions set forth in the



                                          40
          6159C/10566.9

          Limited Partnership Agreement attached hereto as Exhibit "C".

                10.02.    Management.  The management of the Property

          operations of the Reorganized Debtor shall be performed by

          Maxim and R&B as follows:

                     (a)  Maxim Management Agreement.  Maxim shall

                 continue to manage the Amberway Apartments for the

                 Debtor and, then, the Reorganized Debtor.  The

                 Reorganized Debtor shall enter into a new management

                 agreement with Maxim.  The new management agreement

                 shall provide for a management fee to Maxim in the

                 amount of 3% of gross receipts plus the opportunity for

                 an additional 1.5% incentive fee based upon certain

                 revenues and expense goals.

                     (b)  R&B Management Agreement.  R&B shall continue

                 to manage the Mission Bay East, Arbor Park, West Los

                 Angeles, Sherman Oaks and Pacifica Club properties.

                 The Reorganized Debtor shall enter into a new

                 management agreement with R&B.  The new management

                 agreement shall provide for a management fee to R&B for

                 all five properties in the amount of 3% of gross

                 receipts plus an opportunity for an additional 1.5% of

                 incentive fee based upon certain revenue and expense

                 goals.

          The New Maxim Management Agreement and the New R&B Management

          Agreements as set forth in detail the terms and conditions of the operational management of the Properties, including but not





          limited to the payment of management fees.


                                          41
          6159C/10566.9









                                      ARTICLE XI

                      PROVISIONS FOR THE RETENTION, ENFORCEMENT,
                          SETTLEMENT OR ADJUSTMENT OF CLAIMS
                       BELONGING TO THE DEBTOR OR TO THE ESTATE

                11.01.    Preservation and Handling of Claims.  Unless

          otherwise provided herein, Reorganized Debtor shall retain and may enforce all Chapter 5 Causes of Action including but not limited to all rights pursuant to Sections 502, 510, 544, 545 and 546 of the Bankruptcy Code, all preference claims pursuant to Section 547 of the Bankruptcy Code not settled prior to or as a part of this Plan, all fraudulent transfer claims pursuant to Section 548 of the Bankruptcy Code or state law, all claims relating to postpetition transactions under Section 549 of the

          Bankruptcy Code, all claims recoverable under Section 550 of the Bankruptcy Code, and all claims against any third party on account of an indebtedness or any other claim owed to or in favor of the Debtor.  Unless otherwise provided herein, such claims of the Debtor against third parties may be used by

          Reorganized Debtor, at its option, to offset any payment due to such Entity under this Plan.

                11.02.    Prosecution of Objections to Claims.  Unless





          another date is established by the Court or this Plan, all objections to Claims except for all those Claims otherwise

          Allowed in the Plan shall be Filed and served on the holders of such Claims within thirty (30) days after the Effective Date.

          If an objection has not been Filed to the proof of Claim or a scheduled Claim that relates to a Disputed Claim by the




                                          42
          6159C/10566.9









          objection bar dates established herein, the Claim to which the proof of Claim or scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been allowed earlier or

          Allowed by the Plan.  For cause shown, the deadline to File objections to Claims may be extended by the Court after notice and opportunity to object has been given to all parties

          requesting requesting special notice.

                11.03.    Authority to Prosecute Objections.  Except as

          otherwise set forth in the Plan, Reorganized Debtor shall have the authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Disputed Claims.  Except as otherwise set forth under the Plan, objections to Claims pending prior to the Confirmation Date may be prosecuted by the party which Filed same, if authorized to do so under applicable





          law.

                11.04.    Treatment of Disputed Claims.

                     (a)  Payments on Account of Disputed Claims.

                 Notwithstanding any other provisions of the Plan, no

                 payments or distributions shall be made on account of

                 the disputed portion of any Disputed Claim or Interest

                 until such disputed portion of the Disputed Claim or

                 Disputed Interest becomes an Allowed Claim or an

                 Allowed Interest, respectively, unless otherwise

                 ordered by the Court.         (b)

                  Disputed Claims Reserves Distributions on Account of

                  Disputed Claims, Once Allowed.  A Disputed Claims

                  Reserves shall be established for Classes 4 and 5


                                          43
          6159C/10566.9









                Claims.  Cash held in the Disputed Claims Reserves shall

                be deposited in a segregated bank account in the name of

                Reorganized Debtor, for the benefit of potential

                claimants of such funds, and shall be accounted for

                separately by class.  Reorganized Debtor may invest the

                cash held in any reserve in investment vehicles and

                accounts permitted under the Plan as selected in

                Reorganized Debtor's sole discretion regardless of





                approval or disapproval by beneficiaries of the Disputed

                Claims Reserve.  Reorganized Debtor shall also place in

                the Disputed Claims Reserve any net return yielded from

                the investments held in such reserve pending

                distribution.  Within thirty (30) days after the end of

                each quarter of a Fiscal Year following the Effective

                Date, Reorganized Debtor shall make all distributions on

                account of the disputed portion of any Disputed Claim

                that has become an Allowed Claim during the preceding

                quarter of a Fiscal Year in accordance with the

                treatment provided for in the Plan for that respective

                Claimant.  Such distributions shall be made pursuant to

                the provisions of the Plan governing the applicable

                Class of Claims.

                                     ARTICLE XII

                                    MISCELLANEOUS

                12.01.    Discharge.  Except as otherwise expressly

          provided in this Plan or the Confirmation Order, Confirmation




                                          44
          6159C/10566.9









          of this Plan constitutes a discharge of the Debtor effective as of the Effective Date of any Claim and any "debt" (as that term





          is defined in Section 101(12) of the Bankruptcy Code), and the

          Debtor's liability in respect thereof is extinguished

          completely.  Except as otherwise expressly provided in the

          Plan, all Claims and debts of the Debtor (whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown) that arose from any agreement of the Debtor entered into, or obligation of the Debtor incurred, before the

          Confirmation Date, or from any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the

          Confirmation Date, including, without limitation, all interest,

          if any, on any such debts, whether such interest accrued before or after the Filing Date (including, without limitation, any liability of a kind specified in Sections 502(g), 502(h) and

          502(i) of the Bankruptcy Code, whether or not a proof of Claim is filed or deemed filed under Section 501 of the Bankruptcy

          Code, such Claim is allowed under Section 502 of the Bankruptcy

          Code, or the holder of such Claim has accepted this Plan) are released and discharged as of the Effective Date of this Plan.

                12.02.    Revesting.  Except as otherwise expressly

          provided in this Plan or the Confirmation Order, on the

          Effective Date, Reorganized Debtor shall be vested with all of the property of the Estate free and clear of all Claims, liens,




                                          45
          6159C/10566.9
          encumbrances, charges and other interests of Creditors and equity security holders, and may operate its properties free of any restrictions imposed by the Bankruptcy Code or by the

          Court; provided, however, that Reorganized Debtor shall

          continue as a debtor in possession under the Bankruptcy Code until the Effective Date, and, thereafter, Reorganized Debtor may operate its business free of any restrictions imposed by the Bankruptcy Code or the Court.

                12.03.    Termination.  As of the Effective Date, except

          as provided in this Plan or the Confirmation Order, all

          entities shall be precluded from asserting against Reorganized

          Debtor, its respective successors or its respective property,

          any other or further Claims, debts, rights, causes of action,

          liabilities or equity interests based upon any act or omission,

          transaction or other activity of any kind or nature that

          occurred prior to the Effective Date.  In accordance with the foregoing, except as provided in this Plan or the Confirmation

          Order, as of the Effective Date, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all such Interests and other rights of equity security

          holders in the Debtor, pursuant to Sections 524 and 1141 of the

          Code, and such discharge shall void any judgment obtained

          against the Debtor at any time, to the extent that such





          judgment relates to a Claim discharged.

                12.04.    Injunction.  Except as otherwise expressly




                                          46
          6159C/10566.9









          provided in this Plan, the Confirmation Order shall provide,

          among other things, that all Entities who have held, hold or may hold Claims and all Entities who have held, hold or may hold Interests against Reorganized Debtor and any of its

          Affiliates, are permanently enjoined on and after the Effective

          Date from:  (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such

          Claim against the Debtor, Reorganized Debtor or any of its

          Affiliates; (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor, Reorganized Debtor or any of their respective Affiliates, or the property of the Debtor,

          Reorganized Debtor or any of their Affiliates thereof, with respect to any such Claim; (c) creating, perfecting or

          enforcing any encumbrance of any kind against the Debtor,

          Reorganized Debtor or any of their respective Affiliates, or against the property of the Debtor, Reorganized Debtor or any of their respective Affiliates, with respect to any such Claim;





          and (d) from asserting any setoff, right of subrogation or recoupment of any kind against any obligation due the Debtor,

          Reorganized Debtor or any of its Affiliates, or against the property of the Debtor, Reorganized Debtor or any of its

          Affiliates, with respect to any such Claim.

                12.05.    Term of Injunctions or Stays.  Unless otherwise

          provided, all injunctions or stays provided for in the case pursuant to Sections 105 or 362 of the Bankruptcy Code




                                          47
          6159C/10566.9









          or otherwise shall remain in full force and effect until the

          Effective Date rather than the Confirmation Date.

                12.06.    Jurisdiction Retained.  Until the end of the

          Term of the Plan, the Court shall have jurisdiction of all matters arising under, arising out of or relating to this case including, but not limited to, the following:

                     (a)  To insure that the purpose and intent of this

                 Plan are carried out;

                     (b)  To consider any modification of this Plan under

                 Section 1127 of the Bankruptcy Code;

                     (c)  To hear and determine all Claims,

                 controversies, default suits and disputes against the





                 Debtor;

                     (d)  To hear, determine and enforce all Claims and

                 causes of action which may exist on behalf of the

                 Debtor or the Estate, including, but not limited to,

                 any right of the Debtor or the Estate to recover such

                 claims, causes or rights as enumerated in Article XI

                 above;

                     (e)  To hear and determine all controversies, suits,

                 defaults and disputes that may arise in connection with

                 the interpretation, execution or enforcement of this

                 Plan;

                     (f)  To hear and determine all requests for

                 compensation and/or reimbursement of expenses for

                 services rendered or expenses incurred prior to the

                 Effective Date which may be made after the Effective

                 Date of the Plan;



                                          48
          6159C/10566.9







                     (g)  To hear and determine all objections to Claims,

                 controversies, suits and disputes that may be pending

                 at or initiated after the Effective Date, except as

                 provided in the Confirmation Order;

                     (h)  To consider and act on the compromise and

                 settlement of any Claim against or cause of action on





                 behalf of the Debtor or the Estate;

                     (i)  To enforce and interpret by injunction or

                 otherwise the terms and conditions of the Plan;

                     (j)  To enter an order concluding and terminating

                 this case;

                     (k)  To correct any defect, cure any omission or

                 reconcile any inconsistency in the Plan or Confirmation

                 Order which may be necessary or helpful to carry out

                 the purposes and intent of the Plan;

                     (l)  To determine all questions and disputes

                 regarding titles to the assets of the Debtor or the

                 Estate;

                     (m)  To classify the Claims of any creditor and to

                 re-examine Claims which have been allowed for purposes

                 of voting, and to determine objections which may be

                 filed to creditors' Claims (the failure by the Debtor

                 to object to, or examine any Claim for the purposes of

                 voting shall not be deemed a waiver of the Debtor's

                 right to object to, or re-examine the Claim in whole or

                 part);




                                          49
          6159C/10566.9

                     (n)  To consider and act on such other matters

                 consistent with this Plan as may be provided in the

                 Confirmation Order; and

                     (o)  To consider the rejection of Executory

                 Contracts that are not discovered prior to Confirmation

                 and allow Claims for damages with respect to the

                 rejection of any such Executory Contracts within such

                 future time as the Court may direct.

                12.07.    Exculpation.  The Debtor, Reorganized Debtor,

          the Creditors' Committee, and their respective directors,

          shareholders, agents, officers, employees, representatives and attorneys, including Professionals, (acting in such capacity)

          shall neither have nor incur liability to any Entity for any action taken or omitted to be taken in connection with or

          related to the formulation, preparation, dissemination,

          implementation, Confirmation or consummation of the Plan, the

          Disclosure Statement, earlier versions of same or any contract,

          instrument, release or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan or the Case; provided, however,

          that the foregoing provisions of this section shall have no effect on the liability of any Entity that would otherwise result from any such action or omission to the extent that such action or omission is determined in a Final Order to have

          constituted gross negligence or willful misconduct.

                12.08.    Nonwaiver.  Neither the filing of this Plan





                                          50
          6159C/10566.9









          and the accompanying Disclosure Statement, nor any statement or provision contained herein, nor the taking by the Debtor or a party in interest of any action with respect to this Plan

          shall:  (a) be or be deemed to be an admission against interest and (b) until the Distribution Date, be or be deemed to be a waiver of any rights of any creditor or party in interest of

          Debtor, and until the Distribution Date all such rights are specifically reserved.  In the event that the Effective Date does not occur, neither this Plan nor any statement contained herein, may be used or relied upon in any manner in any suit,

          action, proceeding or controversy within or outside of the bankruptcy case involving the Debtor.  The Debtor may withdraw this Plan at any time prior to Confirmation.

                12.09.    Successors and Assigns.  The rights, benefits

          and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such

          Entity.

                12.10.    Modification of the Plan.  The Debtor reserves

          the right, in accordance with the Bankruptcy Code, to amend or modify this Plan prior to the Confirmation Date.  After the

          Confirmation Date, the Debtor may, upon order of the Court,





          amend or modify this Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or

          reconcile any inconsistency in this Plan in such






                                          51
          6159C/10566.9









          manner as may be necessary to carry out the purposes and intent of this Plan.

                12.11.    Payment Dates.  Whenever any payment or

          distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the next Business Day,

          except as may be provided in negotiable instruments requiring such payments.

                12.12.    Notices.  All notices, requests, elections or

          demands in connection with the Plan shall be in writing and shall be deemed to have been given when received or, if mailed,

          five (5) days after the date of mailing provided such writing shall have been sent by registered or certified mail, postage prepaid, return receipt requested, and sent to the following:

                                Clifton R. Jessup, Jr.
                              DIXON & DIXON LTD., L.L.P.
                                 2500 Fountain Place
                                   1445 Ross Avenue





                                 Dallas, Texas 75202


          All notices and requests to Claimants and holders of Interests shall be sent to them at their last known addresses.  The

          Debtor, and any Claimant or holder of Interests of any Class,

          may designate in writing any other address for purposes of this

          Section 12.12, which designation shall be effective upon

          receipt.

                12.13.    Governing Law.  EXCEPT TO THE EXTENT THAT THE

          BANKRUPTCY CODE IS APPLICABLE, THE RIGHTS AND OBLIGATIONS

          ARISING UNDER THIS PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND



                                          52
          6159C/10566.9









          ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF

          CALIFORNIA.

                12.14.    Severability.  Should any provision in this

          Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and

          operative effect of any and all other provisions of this Plan.

                                     ARTICLE XIII

                       CONFIRMABILITY OF THE PLAN AND CRAMDOWN

                13.01.    Cramdown.  The Debtor hereby requests

          Confirmation under Section 1129(b) of the Bankruptcy Code of





          any impaired Class that does not accept the Plan pursuant to

          Section 1126 of the Bankruptcy Code.

          ///

          ///

          ///

          ///

          ///

          ///

          ///

          ///

          ///

          ///

          ///

          ///

          ///

          ///

CAL-7 PROJECTED CASH FLOW
CONSOLIDATED SOURCES AND USES



               1995        1996         1997         1998         1999

Total Sources  10,828,091  8,819,467    11,330,730   11,536,425   12,101,086


Total Uses     (5,093,957) (12,855,054) (11,975,365) (11,777,005) (11,821,934)


Net Cash Flow  5,734,135   (4,035,587)  (644,635)    (240,580)     279,153






Cash Balance   5,734,135    1,698,548    1,053,913    813,333      1,092,486

                2000         2001          2002         2003         2004

Total Sources   12,661,164   13,265,997    13,967,701   14,716,622   166,191,005


Total Uses      (11,809,002) (11,848,333)  (11,889,232) (11,931,548) (174,416,860)


Net Cash Flow    852,162      1,417,664     2,078,469    2,785,074    (8,225,855)


Cash Balance     1,944,647    3,362,312    5,440,781     8,225,855             0


CAL - 7 PROJECTED CASH FLOW
SOURCES DETAIL


                     1995      1996       1997       1998       1999       2000
P r o p e r t y
Operations (1):

Amberway             659,019   1,366,079  1,390,231  1,419,861  1,464,268  1,489,221
Arbor Park           421,019   946,444    970,259    994,545    1,019,304  1,044,536

Mission Bay East     1,413,831 2,800,316  2,979,491  3,071,566  3,266,269  3,426,316
Pacifica Club          796,169 1,729,153  1,777,343  1,826,750  1,877,399  1,929,312
West LA                909,607 1,929,743  2,046,215  2,169,309  2,299,369  2,442,054
Sherman Oaks (2)     (284,010) (240,656)  2,070,470  1,980,736  2,099,814  2,225,587


Net Cash Flow        3,915,635 8,531,079  11,234,009 11,462,767 12,026,423 12,557,026
from Oper.

Interest Income:

Security
Deposits (3)         12,840    25,680     25,680     25,680      25,680     25,680

Cash Balance (4)     152,396   191,110    71,041     47,978      48,983     78,458

Insurance            327,308   71,599
Proceeds (5)




Rent Loss Insurance  4,164,000


Available Cash
on Hand (7)          1,020,157


Sherman Oaks           504,000
Cash Collateral
Account

T a x e s &            731,756
Insurance Cash
Collateral Account

Total Sources        10,828,091 8,819,467 11,330,730 11,536,425  12,101,086 12,661,164

                     2001        2002        2003         2004        2005
P r o p e r t y
Operations (1):

Amberway             1,524,736   1,560,789   1,597,362    1,634,439   1,671,999
Arbor Park           1,070,244   1,096,428   1,123,086    1,150,218   1,177,823

Mission Bay East     3,594,206   3,770,322   3,955,068    4,148,866   4,352,160
Pacifica Club        1,962,517   2,037,037   2,092,897    2,150,122   2,209,250
West LA              2,592,603   2,752,077   2,920,336    3,096,069   3,281,833
Sherman Oaks (2)     2,358,418   2,496,690   2,646,805    2,803,187   2,968,575


Net Cash Flow        13,102,724  13,713,343  14,335,554   14,982,901  15,661,640
from Oper.

Interest Income:

Security
Deposits (3)          25,680      25,680      25,680       25,680

Cash Balance (4)      137,594     228,679     355,389      523,208

Insurance
Proceeds (5)


                                                    Sales Proceeds(6)
                                                      150,659,216
Rent Loss Insurance


Available Cash
on Hand (7)


Sherman Oaks
Cash Collateral
Account

T a x e s &
Insurance Cash
Collateral Account

Total Sources         13,265,997 13,967,701 14,716,622   166,191,005

(1) Assumes July 1 to December 31 cash flows from operations (includes full year of insurance expenses to be paid in December).
    The individual property cash flows were estimated by R&B and Maxim based on 1994 actual results and conservative growth projections.  Assumes post confirmation commencement of operations on July 1, 1995.

(2) Sherman Oaks cash flow assumes lease-up begins during 1996.

(3) Assumes interest earned of 5.35% (our current short-term investment rate) on an average security deposit of $480,000.

(4) Represents 5.35% interest earned on the average cash balance.  Calculation assumes all sources and uses are spread equally over the period (i.e. divide total activity by 2).

(5) Represents the interest earned on the $9,250,000 insurance proceeds received from Aetna in March 1995.  Calculation assumes 5.75% interest on the total amount ($9,250,000) from April 1 until June 30 and then equal draws against the balance over the 12 months of drawings, permits and construction for Sherman Oaks.

(6) Calculated using MT's assumptions (most pessimistic) of a weighted terminal capitalization rate of 10.1875% applied to the
    2005 cash flow and a 2% deduction for sales costs.

(7) Does not include $300,000 commitment form the City of Los Angeles Housing Department.

CAL - 7 PROJECTED CASH FLOW
USES DETAIL


                       1995       1996       1997      1998          1999
Additional Costs       1,728,000
for Sherman Oaks(1)

Debt Service to
Travelers (2):

Sherman Oaks Loan      504,427   1,210,625
Balance of Loan        3,561,246 8,546,991
Total Loan                                 10,568,984  10,568,984    10,568,984

Principal
Balance

Payment to Congen      50,000

Unsecured Non-Insider
Trade Creditors:

Contracts              115,251
Assumed (3)

Administrative
Conv. Claims (4)       20,407      20,406

Property Tax           48,353      58,701      56,114      53,527     50,940
Claims (5)

O t h e r              153,490     169,913     161,702
Claims(5)

C a p i t a l
Expenditures:

Amberway                25,600      97,100     111,000     105,000    109,200
Arbor Park              61,900     225,533     234,554     243,936    253,694
Mission Bay East       108,180     287,600     293,352     299,219    305,203
Pacifica Club           85,914     206,796     215,068     223,671    232,617
West LA                144,455     130,056     135,258     140,669    146,295
Sherman Oaks                 0           0      26,000      42,000     55,000

Admin. Claims          200,983      73,333      73,333
(prof. fees)
Statutory Fees           3,750
CII Management
Fees (6)
G e n e r a l
Partner's  Salary(6)
Partnership Expenses    10,000     100,000     100,000     100,000    100,000
Distribution to
Equity Holders

Total Uses             5,093,957  12,855,054  11,975,365   11,777,005 11,821,934

                      2000         2001         2002        2003         2004
Additional Costs
for Sherman Oaks(1)

Debt Service to
Travelers (2):

Sherman Oaks Loan
Balance of Loan
Total Loan            10,568,984   10,568,984   10,568,984  10,568,984   10,568,984

Principal                                                                91,864,569
Balance

Payment to Congen

Unsecured Non-Insider
Trade Creditors:

Contracts
Assumed (3)

Administrative
Conv. Claims (4)

Property Tax
Claims (5)

O t h e r
Claims(5)

C a p i t a l
Expenditures:

Amberway               113,600     118,100      122,900     127,800      132,900
Arbor Park             263,842     274,395      285,371     296,786      308,657
Mission Bay East       311,307     317,534      323,884     330,362      336,969
Pacifica Club          241,922     251,599      261,663     272,129      283,015
West LA                152,147     158,233      164,562     171,145      177,991
Sherman Oaks            57,200      59,488       61,868      64,342       66,916

Admin. Claims
(prof. fees)
Statutory Fees
CII Management                                                            2,081,491
Fees (6)
G e n e r a l                                                             1,425,000
Partner's  Salary(6)
Partnership Expenses   100,000      100,000     100,000     100,000      100,000
Distribution to                                                             67,070,368
Equity Holders

Total Uses              11,809,002  11,848,333  11,889,232  11,931,548    174,416,860

(1) Represents the $1,000,000 insurance deductible and $728,000 cost ot upgrade the units based on Paul Foster's report.

(2) Debt service to Travelers assume 10.3% on $82,980,497 and 8.125% on $14,900,000 interest only for the first year and a half (Sherman Oaks construction and lease-up period), then 10.3% interest with 30 year amortization on
    $97,880,497 over the remainder of the loan.

(3) Represents the total ($115,251.39) amount of default for the Executory Contracts that the Reorganized Debtor assumes.
    Assumes payment in full on the Effective Date.

(4) Represents the total ($40,812.99) unsecured allowed claims of $1,000 or less.  Assumes payment of 50% on the
    Effective Date and 50% seven months after the Effective Date.

(5) Assumes property tax claims of $241,765.58 is paid over a five year period and the other non-insider trade creditors claims (greater than $1,000) of $460,470.61 is paid over a three year period.  Both claims assume annual payments on
    July 1 and each payment includes 5.35% interest on the outstanding balance.

(6) CIGNA Investments, Inc. (CII) management fees represent 1% of total property revenues.  General Partner's salary is a flat $150,000 per year.  Both amounts are deferred without interest until disposition.


                                     EXHIBIT "B"


                             REJECTED EXECUTORY CONTRACTS


          1.    R&B Management Agreements

                a. Management Agreement, Arbor Park Apartments, Upland, California, dated May 1, 1991;

                b. Management Agreement, Pacifica Club Apartments, dated May 1, 1992;

                c. Second Amendment to Management and Leasing Agreement dated August 1992;

                d. First Amendment to Management and Leasing Agreement dated January 1, 1991; and

                e.   Management and Leasing Agreement dated January 30,
                     1985.



          2.    Maxim Management Agreement

                Management Agreement dated May 1, 1992, by and between California Seven Associates Limited Partnership and Promethius Management Group, as supplemented and amended from time to time.


                                     EXHIBIT "C"

          Reference is made to Registrant Exhibit 3.3, Second Amended and Restated Limited Partnership Agreement of California Seven Associates Limited Partnership, dated as of February 14, 1985, incorporated by reference to
Exhibit 3.2 to Form 10 Registration Statement under the Securities Act of 1934, File No. 0-13458.